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                                                           EXHIBIT 23.2


                     CONSENT OF PEPPER & CORAZZINI, L.L.P.

     Pepper & Corazzini, L.L.P. hereby consents to all references made to it in the Registration Statement on Form S-1 of Wireless Broadcasting Systems of America, Inc., as filed with the Securities and Exchange Commission on August 7, 1996.


                         Pepper & Corazzini, L.L.P.

                         By /s/ Robert F. Corazzini
                            -------------------------
                            Robert F. Corazzini
                            General Partner




Washington, D.C.
August 7, 1996